                                                                    EXHIBIT 10.4


Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                               LICENSE AGREEMENT
                               -----------------

         AGREEMENT made as of June 30, 1999, by and between CBS Corporation, 51 West 52nd Street, New York, New York 10019 (herein called "CBS"), and Switchboard Incorporated, 115 Flanders Road, Westboro, Massachusetts 01581 (herein called "Switchboard").

1.  DEFINITIONS

    1.1 "CBS Competitor" means any Person, other than CBS or an Affiliate of CBS, who/which is engaged either directly, or indirectly through an Affiliate, in radio or television programming or radio or television program distribution (whether free over-the-air, cable, telephone, local, microwave, direct broadcast satellite, via internet or otherwise) or billboard advertising in North America. An "Affiliate" of the Person concerned, in the preceding sentence, means a Person that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such Person concerned. A CBS Competitor shall [**] in television or radio program transmission or streaming through an Internet website, provided such Person or any Affiliate of such Person [**] of the Internet television or radio business or television or radio business.

    1.2 "CBS License Guidelines and Restrictions" or "CBS License Guidelines" means the clearance, form, format and use restrictions and procedures set forth in Exhibit "A" attached hereto which Switchboard shall adhere to in its use of CBS Marks and Switchboard Site Content on the Switchboard Site and on any other Switchboard Internet Site linked from the Switchboard Site.

    1.3 "CBS Marks" means the following CBS registered trademarks, as shown in Exhibit "B" attached hereto: CBS(R) and the CBS "Eye" design.

    1.4 "Content" means text, graphics, photographs, video, audio and/or other data or information relating to any subject and/or advertisements.

    1.5  Intentionally deleted.

    1.6 "Intellectual Property Rights" means all inventions, discoveries, trademarks, patents, trade names, copyrights, jingles, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (a) rights under any royalty or licensing agreements, and (b) programming and programming rights, whether on film, tape or any other medium.

    1.7 "Internet" means a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit Content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or otherwise.

    1.8 "Internet Site" means any site or service delivering Content on or through the Internet, including, without limitation, any on-line service such as America Online, Compuserve, Prodigy and the Microsoft Network.

    1.9 "Switchboard Content" means any Content owned or controlled by Switchboard (but specifically excludes any Content provided by CBS or a CBS Affiliate).

    1.10 "Switchboard Site" means the Internet website owned by Switchboard that: (a) provides an online, interactive directory which allows users to search for, among other things, residential listing information, business listing information and advertisements, email addresses and websites (it being understood that the website is and shall remain principally and predominantly a directory); and (b) is accessed via the domain name www.switchboard.com, and, upon consummation of this Agreement, www.cbs.switchboard.com or www.cbsswitchboard.com (or a reasonable variation thereof to be mutually agreed on by the parties hereto).

    1.11 "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Persons include natural persons and other Persons.)


2.  LICENSE

    2.1 CBS grants to Switchboard, during the term of this Agreement and subject to the terms and conditions contained herein, the non-exclusive right and license to use the CBS Marks together with the SWITCHBOARD mark in connection with identifying, marketing and promoting the Switchboard Site but only to the extent that CBS has the right to use the CBS Marks. Nothing in this Agreement grants Switchboard ownership or other rights in or to the CBS Marks, except in accordance with and to the extent of this license.

    2.2 Switchboard's exercise of the rights granted herein shall conform to the restrictions or requirements set forth in the CBS License Guidelines (attached hereto as Exhibit "A"), as such License Guidelines may be amended or revised from time to time by CBS, to reflect any changes in the (a) rules or regulations that govern CBS or Switchboard or (b) business, practice, procedures or policies of CBS or Switchboard.

    2.3 During the term of this Agreement, any Content displayed on the Switchboard Site shall be subject to any restrictions or requirements set forth in the CBS License Guidelines. Notwithstanding the foregoing, CBS shall have the right to demand the withdrawal from the Switchboard Site of any Content (or any link to Content) which in CBS's sole opinion conflicts with, interferes with or is detrimental to CBS's interests, reputation or business or which might subject CBS to unfavorable regulatory action, violate any law, infringe the rights of any Person, or subject CBS to liability for any reason. Upon notice from CBS to withdraw the Content concerned, Switchboard shall cease using any such Content on the Switchboard Site as soon as commercially and technically feasible, but in any event within two (2) business days after the date of CBS's notice.

     2.4 During the term of this Agreement, Switchboard shall not, without CBS's prior written approval advertise, promote or market in any media now known or hereafter developed, including the Internet, any CBS Competitor, except that:

         (a) Switchboard may display a Local Competitor Ad on the Switchboard Site in response to a user's location-specific search for a business, provided that: (i) such searched location is within the purview of a designated market area ("DMA") which would permit the broadcast of such Local Competitor Ad; and
(ii) such Local Competitor Ad is displayed within the geographic parameters of the user's search. "Local Competitor Ad", in this paragraph, means any advertisement for the product(s) or service(s) of a CBS Competitor which, pursuant to CBS policy may be broadcast on a local CBS owned or affiliated television or radio station (i.e. broadcast to a local audience) but which may not be broadcast on the CBS Television Network pursuant to CBS policy. If there is no CBS owned or affiliated television or radio station in the DMA concerned, then the applicable standard (with respect to the display of a Local Competitor Ad on the Switchboard Site) shall be that of the nearest DMA to the searched location.

         (b) Switchboard may promote a CBS Competitor in printed (i.e. hard copy) press releases or marketing or promotional materials solely in connection with the solicitation of merchants on a Competitor Merchant Roster. "Competitor Merchant Roster", in this paragraph, means the list of merchants targeted by a CBS Competitor and Switchboard for the purpose of promoting the sale of local merchant advertisements, websites and related services on the Switchboard Site.

         (c) In connection with the directory feature/function of the Switchboard Site, Switchboard may display/include the name, address, email address or phone number of a CBS Competitor.

         (d) In connection with the web search feature/function on the Switchboard Site, Switchboard may display the website URL of a CBS Competitor.

    2.5 Upon expiration or termination of this Agreement, Switchboard shall immediately cease all use of the CBS Marks in connection with the name and operation of the Switchboard Site or otherwise. In connection with the above, Switchboard shall immediately remove or erase the CBS Marks from the Switchboard Site as soon as commercially and technically practicable, given customary Internet business practices, but in no event shall any such material remain on the Switchboard Site more than five (5) days after expiration or termination, as applicable, and at CBS's request, Switchboard shall furnish CBS with certified evidence of such removal or erasure satisfactory to CBS.

3.  TERM

    3.1 The term of this Agreement shall begin on June 30, 1999 and shall continue in full force and effect for a period of ten (10) consecutive years, through and including June 30, 2009, unless it is terminated earlier in accordance with the terms and conditions contained herein.

    3.2 The parties shall discuss in good faith, for a period of three (3) months, the extension of the term of this Agreement no later than immediately prior to the end of the ninth year of the term (i.e. June 30, 2008, or thereabouts).


4.  PROCEDURES

    4.1 (a) CBS shall deliver to Switchboard a copy of each CBS Mark in the form in which such Mark may be used by Switchboard on the Switchboard Site. Switchboard acknowledges that the CBS Marks are trademarks owned or controlled by CBS Corporation or an Affiliate thereof and that all uses by Switchboard of
such CBS Marks shall inure to CBS's benefit.   Switchboard shall maintain CBS
quality standards with respect to its use of the CBS Marks, and otherwise use the CBS Marks subject to any restrictions or requirements disclosed by CBS (including any requirements/restrictions delineated in the CBS License Guidelines), reasonably deemed necessary by CBS to protect CBS's tradename, Marks or reputation. All materials bearing the CBS Marks shall be subject to CBS's prior written approval (subject to subparagraph 4.2(b) below).

         (b) In the event that during the term of this Agreement Switchboard shall create any proprietary right in any CBS Marks, as a result of the exercise by Switchboard of any right granted to it hereunder, such proprietary right (excluding any proprietary right in any mark owned by or licensed by third parties to Switchboard) shall immediately vest in CBS and Switchboard shall be authorized to use such new proprietary right as though same had specifically been included in this Agreement.

         (c) Notwithstanding anything to the contrary contained in subparagraph 4.1(b) above, CBS and Switchboard shall be joint owners and registrants of the URLs cbsswitchboard.com or cbs.switchboard.com and/or other mutually agreed-on URLs to be used on the Switchboard Site which incorporate the "CBS" and "SWITCHBOARD" names (the "Joint URL(s)"). During the term of this Agreement, the Joint URL(s) shall be used only in connection with the Switchboard Site, including, without limitation, the identification, marketing and promotion thereof. Upon expiration or termination of this Agreement, neither party shall have the right to use or promote the Joint URL(s) or any other URL containing the name or trademark of the other party.

         (d) Following expiration of the term of this Agreement, provided that this Agreement has not been earlier terminated by either party:

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

             (i) website users inputting a Joint URL which identified the Switchboard Site during the term of this Agreement (the "Identifying URL") will be routed (by Switchboard) automatically to the Switchboard Site; and/or

             (ii) (A) Switchboard shall pay CBS a royalty [**] during each calendar quarter [**].

                  (B) "Gross Revenues", as used in this paragraph 4.1(d)(ii)(B), shall mean gross operating revenues of Switchboard, its subsidiaries and, to the extent of any dividends or other distributions paid to Switchboard or its subsidiaries, any Person in which Switchboard or any of its subsidiaries has an interest, derived from the Joint URL or traffic therefrom, presented in accordance with generally accepted accounting principles and, if applicable, based on revenues as reported in the periodic quarterly and annual statements required by the Securities and Exchange Commission, provided that Gross Revenues shall not be reduced for royalties, commissions, fees or other expenses incurred in generating such operating revenue. Sources of operating revenue include, without limitation, advertising, sponsorship, partnership/commerce, subscriptions and sales of products and services, and shall include all monetary consideration and the fair market value of non-monetary consideration. "Net Revenues" means Gross Revenues after deduction of royalties, commissions, fees (paid to CBS, if applicable, or to third parties unaffiliated with Switchboard or Banyan Systems, Inc.), applicable taxes or other expenses in generating operating revenue derived from the Joint URL or traffic which inputs the Joint URL.

         (e) Upon termination of this Agreement by either party in accordance with its rights pursuant to Article 6, the following shall apply:

             (i) For a period of thirty (30) days following termination, Internet users who input the Identifying URL shall be automatically forwarded (by Switchboard) to the Switchboard Site (the "Forwarding Period"); and

             (ii) Thereafter (i.e., after the Forwarding Period), Internet users who input the Identifying URL will be automatically forwarded (by Switchboard) to a screen (the "Splash Screen") that notifies the viewer that: (i) CBS and Switchboard are no longer offering directory services on a single website; (ii) directory services are currently available on the Switchboard Site and a website identified by CBS; and (iii) Internet users may choose the directory offered by Switchboard or the directory offered by CBS. The parties shall mutually agree upon the copy, look and feel of the Splash Screen.

    4.2 (a) Switchboard shall not file any application in any country to register a trademark which contains any CBS Marks, or is the same as, similar to, or deceptive or misleading with respect to the CBS Marks or any other CBS trademark in which CBS has prior rights. If any application for registration is filed in any country by Switchboard in contravention of this paragraph 4.2, CBS shall have the right to take appropriate action against Switchboard, including

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

seeking injunctive relief, to prohibit or otherwise restrain Switchboard's use of the infringing party's use of the infringing mark.

         (b) Switchboard shall furnish CBS proofs of all materials bearing any CBS Marks (including, without limitation, advertising and publicity materials). Switchboard will not authorize full scale production of any such material until after obtaining CBS's written approval in each instance. Any changes in such material shall also be subject to CBS's prior written approval. The preceding three sentences will not apply to any press releases and/or promotional literature the graphic and format of which have been previously approved. (Notwithstanding the preceding sentence, any copy which identifies CBS and describes the relationship between Switchboard and CBS, other than mutually agreed-on tag language appearing at the end of each press release or the like which language is non-contextual, shall be subject to CBS's prior approval.) Any graphical variations to the Switchboard Site shall be subject to approval only if or to the extent that such variations might affect the image/ integrity of the CBS Marks. Approval by CBS shall not relieve Switchboard of any of its warranties or obligations under this Agreement and, except as otherwise expressly provided herein, all materials that bear any CBS Marks shall strictly conform with the samples and proofs approved by CBS. Materials to be approved by CBS shall be submitted to the Associate General Counsel, Contracts, Rights and Development, CBS Law Department and/or such other person that may be designated in writing by CBS. CBS will endeavor to respond to submission in a timely manner, provided that Switchboard shall request CBS's approval in a timely manner, i.e., reasonably in advance of the scheduled release date of the material(s) concerned.

    4.3 (a) Switchboard shall require any merchant included in the Switchboard Site or with whom Switchboard establishes a link pursuant to a contract with Switchboard, to represent and warrant that such merchant will abide/abides by all applicable federal, state, local and foreign laws and regulations. The foregoing shall apply only to merchant arrangements/ agreements entered into, amended or extended (by action of either or both parties) on or after the commencement date of the term hereof.

         (b) If Switchboard becomes aware of any unauthorized or unlawful activity by any merchant or advertiser linked to or exhibited on the Switchboard Site, Switchboard will notify CBS of it and will take appropriate action (including, without limitation, removing from the Switchboard Site, any Content related to such activity as expeditiously as possible, in accordance with paragraph 2.3 hereof).

    4.4 In the event that Switchboard learns of any infringement, threatened infringement, or passing off of the CBS Marks or that any Person claims or alleges that the CBS Marks are liable to cause deception or confusion to the public, then Switchboard shall notify CBS of the particulars thereof.


4A. [**]

    4A.1 (a) During the term of this Agreement, [**] in the United States any Internet Site that has as its primary function and theme the delivery of directory information as follows: residential listings, business listings, email addresses and/or websites.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (b) For avoidance of doubt, the following are not within the express terms of the prohibition described in subparagraph 4A.1(a) above:

             (i) any activity [**] as of the execution date of this Agreement;

             (ii) any activity [**] and [**] television or radio station;

             (iii) any Internet services or websites [**] as of the execution date of this Agreement;

             (iv) any use of any [**] source of any content.


5.  WARRANTIES; REPRESENTATIONS; INDEMNITIES

    5.1  (a)  CBS represents and warrants that:

             (i) it has full power and authority to enter into this Agreement.

             (ii) it is the sole and exclusive owner of the United States trademark registrations attached hereto as Exhibit "C".

             (iii) to the best of its knowledge, use of the CBS Marks in accordance with the license granted herein will not infringe upon the rights of any third party.

         (b) Switchboard represents, warrants and covenants that:

             (i) it owns, controls or has license to and will continue to own, control or have license to all right, title, and interest in and to the Switchboard Site, and all Intellectual Property Rights therein, necessary to carry out its obligations hereunder.

             (ii) it is has the full power and authority to enter into and fully perform this Agreement.

             (iii) the Switchboard Site, any Switchboard Site Content and any Content developed or furnished by Switchboard hereunder and the use thereof shall not violate any law or, to the best of Switchboard's knowledge and belief, infringe upon or violate any rights (including, without limitation, any database right) of any Person (provided that the forgoing representation and warranty shall not apply to the trademarks listed on Exhibit B, Schedule 3.12, Subschedule (a) to the Common Stock and Warrant Purchase Agreement).

             (iv) the Switchboard Site will be produced, advertised, distributed, transmitted and licensed in accordance with all applicable federal, state, local and foreign laws and regulations and in a manner that will not adversely affect CBS's business in a material way.

     5.2 Each party (the "Indemnifying Party") shall at all times indemnify, hold harmless and defend the other party (collectively, the "Indemnified Party") from and against any loss, cost, liability or expense (including court costs and reasonable attorneys' fees) arising out of or resulting from any breach or alleged breach by the Indemnifying Party of any representation, warranty, covenant or agreement contained herein. In addition, Switchboard shall indemnify, hold harmless and defend CBS from and against any loss, cost, liability or expense (including court costs and reasonable attorneys' fees) arising out of or resulting from third party claims of: (a) Switchboard's withdrawal of Content from the Switchboard Site; and (b) Switchboard's infringement (or alleged infringement) or violation (or alleged violation) of any rights of any Person. In the event of any such claim, the Indemnified Party shall: (i) promptly notify the Indemnifying Party of the claim; (ii) allow the Indemnifying Party to direct the defense and settlement of such claim with counsel of the Indemnifying Party's choosing; and (iii) provide the Indemnifying Party, at the Indemnifying Party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party's sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would adversely affect the Indemnified Party's rights under this Agreement or otherwise. If the Indemnifying Party assumes the defense and settlement of the claim as set forth above, then the Indemnifying Party's only obligation is to satisfy the claim, judgment or approved settlement.

    5.3 Notwithstanding anything to the contrary contained herein, Switchboard shall have no liability under this Agreement for Content provided by CBS or Content owned by CBS and provided by a CBS affiliate (i.e., an independently owned CBS television or radio station that carries CBS Television Network or CBS Radio Network programming.)


6.  REMEDIES

    6.1 CBS shall have the right to terminate this Agreement if (any of the following occurs):

         (a) Switchboard breaches any material term or condition of this Agreement and has failed to cure such breach within ten (10) business days after written notice thereof. The foregoing cure period shall not apply where a specific cure period is provided herein.

         (b) Either Switchboard or Banyan Systems, Inc. ("Banyan") breaches any material term or condition of:

             (i) the Advertising and Promotion Agreement of even date by and among Switchboard, Banyan Systems, Inc. ("Banyan") and CBS (the "Ad and Promotion

    Agreement") and has failed to cure such breach in accordance with the applicable cure and arbitration provisions therein; and/or

             (ii) the Common Stock and Warrant Purchase Agreement, dated June 1, 1999, by and among Switchboard, Banyan and CBS (the "Common Stock and Warrant Purchase Agreement") or any other Ancillary Agreement (as such term is defined in the Common Stock and Warrant Purchase Agreement) and has failed to cure such breach in accordance with the applicable cure period therein and the arbitration provisions in the Ad and Promotion Agreement.

    provided, however, that

    CBS's right to terminate this Agreement pursuant to this Section shall not apply to a breach by Switchboard or Banyan of the representation and warranty set forth in subsection 7(b)(iii) of the Ad and Promotion Agreement and the representation and warranty set forth in subparagraph 3.12(f) of the Common Stock and Warrant Purchase Agreement.

         (c) Switchboard: (i) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; (ii) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, (iii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or
(iv) is liquidated or dissolved.

         (d) Switchboard issues to a CBS Competitor or actively participates in the acquisition by a CBS Competitor, in any one transaction or series of transactions, of a number of voting securities of Switchboard such that after such issuance or acquisition or series of issuances or acquisitions, such CBS Competitor beneficially owns or controls, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock (as such term is defined in the Ad and Promotion Agreement) or nine percent (9%) or more of the total voting power of Switchboard.

             (i) Notwithstanding the foregoing however, the provisions of this subparagraph 6.1(d) shall not apply to a stockholder of Switchboard who beneficially owns or controls, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock or nine percent (9%) or more of the total voting power of Switchboard, on an "as converted" basis, on the day prior to the date of this Agreement until such stockholder beneficially owns or controls, directly or indirectly, fifteen percent (15%) or more of the outstanding shares of the Common Stock or fifteen percent (15%) or more of the total voting power of Switchboard and such stockholder is a CBS Competitor.

             (ii) The parties hereby agree that Switchboard or Banyan may give CBS confidential written notice of its intent to enter into an agreement which would cause a stockholder to beneficially own or control, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock or nine percent (9%) or more of the total

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

    voting power of Switchboard, together with a description of the party with whom Switchboard or Banyan intends to effect such a transaction, for the purpose of ascertaining CBS's opinion whether, as of the date of the notice, such party is a CBS Competitor. CBS shall have five (5) days from the receipt of such notice to respond to Switchboard or Banyan. CBS's opinion shall be based solely on the information provided to CBS in the notice and CBS shall have no independent duty whatsoever to investigate or inquire further. No opinion provided by CBS hereunder is or shall be deemed to be a waiver of any right of CBS pursuant to this Article 6.

         (e) Any CBS Competitor (other than a CBS Competitor who acquired shares of Switchboard capital stock directly from CBS) beneficially owns or controls, directly or indirectly, fifteen percent (15%) or more of the then-outstanding shares of Common Stock (as such term is defined in the Ad and Promotion Agreement) of Switchboard or fifteen percent (15%) or more of the total voting power of Switchboard.

         (f) For purposes of this Article 6.1: (i) the term "beneficial ownership" shall have the meaning set forth in Section 13(d) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
(ii) the term "total voting power" shall mean at any time , the total number of votes that may be cast in the election of directors of Switchboard at any meeting of the holders of voting securities at such time for such purpose; and
(iii) the term "voting securities" shall mean the Common Stock and any other securities issued by Switchboard having the power to vote in the election of directors of Switchboard, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency.

CBS may exercise its right to terminate pursuant to this Article 6.1 by sending Switchboard the appropriate notice.

    6.2 Switchboard shall have the right to terminate this Agreement if (i) CBS breaches any material term or condition of this Agreement, and fails to cure such breach within [**] days after written notice thereof; or (ii) CBS breaches any material term or condition of the Ad and Promotion Agreement and fails to cure such breach in accordance with the applicable cure and arbitration provisions therein. Switchboard may exercise its right to terminate by so notifying CBS under the preceding sentence. In the event of such termination, the following shall apply:

         (a) (i) CBS [**] for each year [**] of the term of this Agreement; and

             (ii) Switchboard shall have the right to terminate the rights and obligations of the parties concerned, as set forth in Sections 9.2 through
    9.6 of the Ad and Promotion Agreement.

    6.3 No exercise by either party of its rights under this Article 6 will limit such party's remedies by reason of the other party's default, the terminating party's rights to exercise any other rights under this Agreement, or any of the terminating party's other rights under any other agreement.

     6.4 EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS FOR WHICH EACH PARTY SHALL FULLY INDEMNIFY THE OTHER (PURSUANT TO PARAGRAPH 5.2 ABOVE), IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER, OR TO ANY PARTY CLAIMING THROUGH SUCH OTHER PARTY, FOR ANY CONSEQUENTIAL, SPECIAL, OR INDIRECT DAMAGES OR FOR ANY LOSS OF PROFITS OR SALES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.


6A. ACCOUNTINGS

    6A.1 Switchboard will compute Net Revenues as of each March 31, June 30, September 30 and December 31 for the prior three (3) months. Within forty-five
(45) days after the calendar quarterly period, Switchboard will send CBS a statement covering Net Revenues and will pay CBS CBS's share of Net Revenues due. Acceptance by CBS of any statement or payment shall not preclude CBS from challenging the accuracy thereof.

    6A.2 Switchboard will maintain accurate books and records which report the recognition of Net Revenues. CBS may, at its own expense, examine and copy those books and records, as provided in this paragraph. CBS may make those examinations only during Switchboard's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the Switchboard office in Westboro, Massachusetts, unless otherwise notified. CBS will be required to notify Switchboard at least ten (10) days before the date of planned examination.


7.  GENERAL

     7.1 No party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part, without each other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, a party hereto may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with such party, or to any entity that acquires such party by purchase of stock or by merger or otherwise, or by obtaining substantially all of such party's assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, (i) is not a CBS Competitor and (ii) thereafter succeeds to all of the rights and is subject to all of the obligations of the assigning party under this Agreement.

    7.2  Each party hereto irrevocably submits to the exclusive jurisdiction of
(a) the Supreme Court of the State of New York, New York County; and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party hereto shall commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Service of any process, summons, notice or document by U.S. registered mail to a party's address set forth below shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this paragraph 7.2. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County; or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

    7.3 Each party shall comply in all material respects with all laws and regulations applicable to its activities under this Agreement.

    7.4 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

    7.5 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

         (a)  if to Switchboard,

              Switchboard Incorporated
              115 Flanders Road
              Westboro, Massachusetts  01581

              Attention of President

              with a copy to:

              Switchboard Incorporated
              115 Flanders Road
              Westboro, Massachusetts  01581

              Attention of General Counsel

         (b)  if to CBS Corporation,

              CBS Corporation
              51 West 52nd Street
              New York, New York 10019

              Attention of Chief Financial Officer.

              with copies to:

              CBS Corporation
              51 West 52nd Street
              New York, New York 10019

              Attention of General Counsel


    7.6 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. No party shall have the power to bind any other party or incur obligations on any other party's behalf without such other party's prior written consent.

    7.7 The waiver by any party of a breach or default of any provision of this Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

    7.8 This Agreement, including any agreement incorporated herein by reference, and any Exhibits hereto or thereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

    7.9 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

    7.10 This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

    7.11 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to each other party.

    7.12 This Agreement may not be amended except by an instrument in writing singed on behalf of each party hereto. By an instrument in writing CBS or Switchboard, as the case may be, may waive compliance by the other party with any term or provision of this Agreement that CBS or Switchboard, as the case may be, was or is obligated to comply with or perform.

    7.13 The headings contained in this Agreement or in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Switchboard Incorporated             CBS Corporation


By:    /s/ Dean Polnerow                By:     /s/ Fredric G. Reynolds
      -----------------------------           ----------------------------------

Name:   Dean Polnerow                   Name:    Fredric G. Reynolds
      -----------------------------           ----------------------------------

Title:  President                       Title:   Chief Financial Officer
      -----------------------------           ----------------------------------

                                   EXHIBIT A


   (Attached to and forming a part of the Agreement, made as of June 30, 1999 between CBS Corporation and Switchboard Inc.)

--------------------------------------------------------------------------------


                    CBS LICENSE GUIDELINES AND RESTRICTIONS
                    ---------------------------------------


I.  GENERAL

    1. The Switchboard Site shall not include the following Content (nor establish links from the Site to the following Content): (i) cigarettes,
    (ii) hard liquor, (iii) massage parlors, (iv) abortion clinics, (v) firearms and ammunition, (vi) head shops, (vii) lotteries, (viii) gambling, (ix) sexually explicit content, (x) Content that contains profanity, (xi) Content that denigrates a particular group based on gender, race, creed, religion, sexual preference or handicap and (xii) any advertisements (covering a particular product, issue or service) proscribed by the CBS Television Network Advertising Guidelines attached hereto as Exhibit D ("Proscribed Content").

    2. Notwithstanding anything to the contrary in this Agreement, including without limitation, the CBS License Guidelines and Restrictions, as same may be updated from time to time upon written notice to Switchboard, and any further requirements or restrictions which CBS may impose in accordance with its rights under this Agreement, the following shall not be deemed a breach of this Agreement:

         (a) In connection with the directory feature/function of the Switchboard Site, Switchboard's display/inclusion of the name, address, email address or phone number of a Person which is engaged in a business related to Proscribed Content;

         (b) Switchboard may display a Permissible Local Ad on the Switchboard Site in response to a user's location specific search for a business, provided that: (i) such searched location is within the purview of a designated market area ("DMA") which would permit the broadcast of such Permissible Local Ad; and (ii) such Permissible Local Ad is displayed within the geographic parameters of the user's search. "Permissible Local Ads" in this paragraph means any advertisement for the product(s) or service(s) which, pursuant to CBS policy may be broadcast on a local CBS owned or affiliated television or radio station (i.e. broadcast to a local audience) but which would be deemed Proscribed Content if advertised on the CBS Television Network pursuant to CBS policy. If there is no CBS owned or affiliated television or radio station in the DMA concerned, then the applicable standard (with respect to the display of a Permissible Local Ad on the Switchboard Site) shall be that of the nearest DMA to the searched location.

         (c) In connection with the web search feature/function on the Switchboard Site, the display of web site URLs related to Proscribed Content (e.g., pornography), provided that, upon CBS's request in each instance, Switchboard shall place a warning page between the search page and the initial results page (based on mutually agreed-on keywords), which warning page alerts the viewer: (i) of the type of Content appearing in the upcoming pages (e.g., "adult language"); (ii) that the Switchboard Site is not the sender of the information; (iii) that by proceeding forward, the viewer has chosen to receive the information, (iv) that the viewer may choose not to proceed and (v) any other related notices that CBS may require (the "Warning Page"). CBS and Switchboard will consult each other on an ongoing basis with respect to the insertion of Warning Pages. (The foregoing paragraph shall not limit CBS's rights under paragraph 2.3 of this Agreement.)

         (d) If Switchboard links to an Internet website that exhibits Proscribed Content, provided that: (i) the Proscribed Content represents an insignificant portion or aspect of such website; and (ii) Switchboard derives no revenues or other financial benefit from such Proscribed Content. For avoidance of doubt, "financial benefit from Proscribed Content" includes the realization (or accrual) of any revenue from page views of Proscribed Content or advertisements displayed on website pages containing Proscribed Content. The foregoing shall not be deemed an implied right to link to Content that violates any law or infringes the rights of any Person. (This subparagraph (d) shall not limit CBS's rights under paragraph 2.3 of this Agreement.)

         (e) Placement by Switchboard Site users of Proscribed Content on personal web pages, bulletin boards or other places on the Switchboard Site where users are permitted by Switchboard to place personal content, provided that Switchboard will remove any such Content if requested by any Person who claims its, his or her rights are being infringed.


II. TRADEMARKS

    Switchboard shall place a trademark notice to be furnished by CBS on all items or materials utilizing CBS Marks. CBS shall provide Switchboard with the manner, style and placement of such notice, which shall be deemed incorporated into this Section.


III.  CROSS-LINKS

    Except as set forth in Section I, paragraph 2. above, Switchboard shall not establish any links from the Switchboard Site to, or authorize any links to the Switchboard Site from, any gambling, pornography, obscenity Content or Content covering abortion clinics.

                                   EXHIBIT B


   (Attached to and forming a part of the Agreement, made as of June 30, 1999 between CBS Corporation and Switchboard Inc.)


                                   CBS Marks

                                [Eye Logo] CBS

                                      CBS

                                   EXHIBIT C


   (Attached to and forming a part of the Agreement, made as of June 30, 1999 between CBS Corporation and Switchboard Inc.)

--------------------------------------------------------------------------------

                     UNITED STATES TRADEMARK REGISTRATIONS
                     -------------------------------------

                               (To be produced)

                                   EXHIBIT D

   (Attached to and forming a part of the Agreement, made as of June 30, 1999 between CBS Corporation and Switchboard Inc.)

--------------------------------------------------------------------------------


                                      CBS
                                  TELEVISION
                                    NETWORK
                                  ADVERTISING
                                  GUIDELINES

                               (To be provided)